UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2019

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 16th Street, Suite 1200 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒          Emerging growth company

☒          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01             Entry into a Material Definitive Agreement.

Ninth Amendment to Business Loan Agreement

On March 18, 2019, First Western Financial, Inc. (the “Company”), as borrower, entered into a Ninth Amendment (the “Amendment”) to its Business Loan Agreement with BMO Harris Bank N.A. (the “Lender”).  Pursuant to the Amendment, the Lender agreed to amend the financial covenants to increase the permitted ratio of non-performing loans to total loans, to less than or equal to (a) 3.0% for the fiscal quarters ending March 31, 2019 through September 30, 2019, and (b) 2.0% for the fiscal quarter ending December 31, 2019 and each fiscal quarter thereafter. In addition, the Lender granted a limited waiver of a violation by the Company of the pre-Amendment non-performing loans to total loans financial covenant as of December 31, 2018.

The foregoing summary of the Amendment does not purport to be a complete description of the terms and conditions of the Amendment and is qualified in its entirety by the full text of the Amendment attached as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description

10.1	Ninth Amendment to Business Loan Agreement, dated March 18, 2019, by and between First Western Financial, Inc., and BMO Harris Bank N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: March 22, 2019	By: /s/ Julie A. Courkamp
Julie A. Courkamp
Chief Financial Officer